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As filed with the Securities and Exchange Commission on October 14, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ABBVIE INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0375147 (I.R.S. Employer Identification Number)

1 North Waukegan Road
North Chicago, Illinois 60064
(847) 932-7900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Laura J. Schumacher, Esq.
Executive Vice President, Business Development, External Affairs and General Counsel
AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
(847) 932-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip J. Niehoff, Esq.
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
312-782-0600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	5,000,000(1)(2)	$54.54(3)	$272,700,000(3)	$27,460.89(4)

(1)
Represents the maximum number of common stock, par value $0.01 per share, of AbbVie Inc. to be offered or issued pursuant to the AbbVie 2013 Incentive Stock Program (the "Plan") being registered hereon.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities to be offered or issued pursuant to the Plan because of the provisions of such Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(3)
Determined in accordance with Rules 457(c) and 457(h) under the Securities Act, the registration fee calculation is based on the average of the high and low prices of the common stock of AbbVie Inc. as reported on the New York Stock Exchange on October 13, 2015.

(4)
Pursuant to Rule 457(p) under the Securities Act, the $24,524.71 remaining unused registration fee associated with the Registration Statement on Form S-1 (No. 333-185377) filed on December 10, 2012, as amended, is being carried forward, of which $24,524.71 is set off against the registration fee due for this offering and $2,936.18 of unused registration fee associated with the Registration Statement on Form S-4 (No. 333-198286) of AbbVie Private Limited, a wholly owned subsidiary of AbbVie Inc., filed on August 21, 2014, is being carried forward, of which $2,936.18 is set off against the registration fee due for this offering and of which $11,249,267.80 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PROSPECTUS

ABBVIE INC.

        The 5,000,000 shares of common stock covered by this prospectus may be acquired by participants in the AbbVie 2013 Incentive Stock Program (the "AbbVie Incentive Stock Program") upon the exercise of certain options to purchase shares of the common stock of AbbVie Inc. ("AbbVie," "we," "us," "our" or the "Company") and upon vesting of certain restricted stock awards and restricted stock units (collectively, the "awards") issued pursuant to the AbbVie Incentive Stock Program. All awards are subject to the terms of the AbbVie Incentive Stock Program and the applicable award agreement. Any proceeds received by AbbVie from the exercise of stock options covered by the AbbVie Incentive Stock Program will be used for general corporate purposes.

        Our common stock is traded on the New York Stock Exchange under the symbol "ABBV." On October 13, 2015, the last reported sale price of our common stock was $53.80 per share.

        In reviewing this prospectus, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Prospectus dated October 14, 2015

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Using this process, participants in the AbbVie Incentive Stock Program may, from time to time, sell or otherwise dispose of up to 5,000,000 shares of our common stock.

        We have not authorized anyone to give any information or to make any representations concerning our common stock except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. You should not interpret the delivery of this prospectus as an indication that there has been no change in our affairs since the date of this prospectus.

        Any prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings "Information Incorporated by Reference" and "Where You Can Find More Information."

        You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        As used in this prospectus, "AbbVie," "we," "us," "our" or the "Company" refers to AbbVie Inc., a Delaware corporation, or AbbVie Inc. and its consolidated subsidiaries, as the context requires.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled "Prospectus Summary" and "Risk Factors," contain certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of AbbVie management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the matters described in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the period ended June 30, 2015 under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other documents incorporated by reference. AbbVie does not undertake any obligation to update the forward-looking statements included in this prospectus to reflect events or circumstances after the date of this prospectus, unless AbbVie is required by applicable securities law to do so. Please carefully review and consider the various disclosures made in this prospectus or any prospectus supplement and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that is important to you. You should read the following summary together with the more detailed information regarding our company, the securities being registered hereby and our financial statements and notes thereto incorporated by reference into this prospectus.

AbbVie Inc.

Overview

        AbbVie Inc. is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories ("Abbott"). AbbVie develops and markets advanced therapies that address some of the world's most complex and serious diseases. AbbVie's products are used to treat chronic autoimmune diseases, including rheumatoid arthritis, psoriasis, and Crohn's disease; hepatitis C; human immunodeficiency virus; oncology; endometriosis; thyroid disease; Parkinson's disease; complications associated with chronic kidney disease; and other health conditions such as low testosterone. AbbVie also has a pipeline of promising new medicines across such important medical specialties as immunology, virology/liver disease, oncology, renal disease, neurological diseases, cystic fibrosis, and women's health. AbbVie employs more than 28,000 people worldwide and markets medicines in more than 170 countries.

        On May 26, 2015, AbbVie completed its acquisition of Pharmacyclics, Inc., a biopharmaceutical company that develops and commercializes novel therapies for people impacted by cancer and immune-mediated diseases. Pharmacyclics' flagship asset is IMBRUVICA® (ibrutinib), a highly effective treatment for hematologic malignancies.

        AbbVie maintains an Internet site at www.abbvie.com. AbbVie's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

        The address of AbbVie's principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064. AbbVie's telephone number is 847-932-7900.

 THE OFFERING

Securities Offered	5,000,000 shares of common stock
Use of Proceeds
Any proceeds received by AbbVie from the exercise of AbbVie stock options covered by the AbbVie Incentive Stock Program will be used for general corporate purposes. These proceeds represent the exercise prices for the AbbVie stock options.
NYSE Symbol	ABBV

RISK FACTORS

        Investing in our common stock involves risks. You should carefully consider the risks described under "Risk Factors" beginning on page 12 of our annual report on Form 10-K for the period ended December 31, 2014, which is incorporated by reference herein, the risks described under "Risk Factors" beginning on page 44 of our quarterly report on Form 10-Q for the period ended June 30, 2015, which is incorporated by reference herein, as well as the other information contained or incorporated by reference into this prospectus or any prospectus supplement hereto before making an investment decision.

        Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our common stock to decline.

USE OF PROCEEDS

        Any proceeds received by AbbVie from the exercise of AbbVie stock options covered by the AbbVie Incentive Stock Program will be used for general corporate purposes. These proceeds represent the exercise prices for the AbbVie stock options.

PLAN OF DISTRIBUTION

        In connection with the separation from Abbott, outstanding awards granted under Abbott's equity compensation programs (whether held by Abbott or AbbVie employees or other participants) generally were converted into adjusted awards based on both Abbott common shares and AbbVie common stock, as described under "—Description of Award Adjustments." The adjusted awards that are based on AbbVie common stock, which are referred to as Converted Awards, were granted by AbbVie under the AbbVie Incentive Stock Program, in accordance with the terms of the employee matters agreement that AbbVie entered into with Abbott in connection with the separation. The registration statement of which this prospectus forms a part covers shares of AbbVie common stock issued pursuant to Converted Awards that were granted to individuals who, at the time of the separation, were no longer employed by or serving on the board of directors of Abbott. The registration statement does not cover any shares of AbbVie common stock issued pursuant to Converted Awards that were granted to any individual who, upon completion of the separation, was employed by or serving on the board of directors of either Abbott or AbbVie, or any other awards that AbbVie may grant under the AbbVie Incentive Stock Program in the future.

DESCRIPTION OF AWARD ADJUSTMENTS

        The employee matters agreement that AbbVie entered into with Abbott provided for the conversion of all outstanding awards granted under Abbott's equity compensation programs (whether held by Abbott or AbbVie employees or other participants) into adjusted awards based on both Abbott common shares and AbbVie common stock. For purposes of adjusted award vesting, continued employment or service with Abbott or AbbVie, as applicable, is treated as continued employment or service for both Abbott and AbbVie awards.

        Holders of Abbott restricted shares or restricted stock units generally retained those awards and also received restricted stock or restricted stock units of AbbVie, in an amount that reflected the distribution to Abbott shareholders, by applying the distribution ratio to the Abbott restricted shares and restricted stock units as though they were unrestricted Abbott shares. Together, the Abbott and AbbVie awards were intended to preserve the value of the original Abbott restricted shares and restricted stock units as measured immediately before and immediately after the distribution. The original Abbott restricted shares and restricted stock units and the AbbVie restricted stock and restricted stock units are subject to substantially the same terms, vesting conditions and other restrictions that applied to the original Abbott restricted shares and restricted stock units, respectively, immediately before the distribution. Dividend equivalent payments on restricted stock units are paid by the restricted stock unit holder's employer (Abbott or AbbVie, as applicable).

        Each Abbott stock option was converted into an adjusted Abbott stock option and an AbbVie stock option, which together were intended to preserve the aggregate value of the original Abbott stock option as measured immediately before and immediately after the distribution. The adjusted Abbott stock option covered the same number of shares as the original Abbott stock option, but the exercise price was adjusted to reflect the distribution. The adjusted Abbott stock options and the AbbVie stock options are subject to substantially the same terms, vesting conditions, post-termination exercise rules, and other restrictions that applied to the original Abbott stock option immediately before the distribution.

        If local regulations outside the United States did not permit use of the adjustment method described above or caused an adverse effect for equity award holders, a compliant alternative adjustment method was used. In such cases, affected employees typically received adjusted awards in the equity of their post-distribution employer.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or the offering is terminated.

        The documents we incorporate by reference into this prospectus are:

          1.     Annual Report on Form 10-K for the year ended December 31, 2014 (including the information in Part III incorporated by reference from the Company's Definitive Proxy Statement on Schedule 14A, filed on March 20, 2015);

          2.     Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015;

          3.     Current Reports on Forms 8-K and 8-K/A filed on March 5, 2015, March 6, 2015, March 20, 2015, March 23, 2015, March 30, 2015, May 7, 2015, May 11, 2015, May 14, 2015, May 26, 2015, May 27, 2015, August 7, 2015 and September 29, 2015; and

          4.     The description of our common stock contained in AbbVie's Information Statement, filed as Exhibit 99.1 to the Registration Statement on Form 10 initially filed on June 4, 2012 (Commission File No. 001-35565), including all amendments and reports filed for the purpose of updating such description.

        This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about AbbVie and our common stock.

        Documents incorporated by reference into this prospectus are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention: Investor Relations
(847) 932-7900
http://www.abbvieinvestor.com/

        We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you and take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 with respect to our common stock. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, reference is made to the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC's website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

 LEGAL MATTERS

        Mayer Brown LLP has passed upon the validity of the common stock on behalf of AbbVie.

EXPERTS

        The combined financial statements for the year ended December 31, 2012 incorporated in this prospectus by reference from AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an emphasis of matter paragraph regarding the fact that AbbVie's combined financial statements have been derived from the accounting records of Abbott and include expense allocations for certain corporate functions historically provided by Abbott). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 of Pharmacyclics, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table is a statement of estimated expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered under this registration statement.

Amount to be paid
SEC registration fee	$27,460.89
Legal fees and expenses	15,000.00
Accounting fees and expenses	50,000.00
Printing and engraving fees	12,500.00

Total	$104,960.89

Item 15.    Indemnification of Directors and Officers.

        Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

  •
  for any breach of their duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law (the "DGCL") relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  •
  for any transaction from which the director derived an improper personal benefit.

        The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        AbbVie Inc.'s ("AbbVie") amended and restated certificate of incorporation and by-laws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of AbbVie, or for serving at AbbVie's request as a director or officer or another position at another corporation or enterprise, as the case may be. AbbVie's amended and restated certificate of incorporation and by-laws also provide that AbbVie must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. AbbVie's by-laws expressly authorize AbbVie to carry directors' and officers' insurance to protect AbbVie, its directors, officers and certain employees from some liabilities.

Item 16.    Exhibits.

        A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

             (ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Chicago, State of Illinois, on October 14, 2015.

ABBVIE INC.
By:	/s/ RICHARD A. GONZALEZ
	Name:	Richard A. Gonzalez
	Title:	Chairman of the Board and Chief Executive Officer

        Each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, Richard A. Gonzalez, Laura J. Schumacher and William J. Chase, and each of them, his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on October 14, 2015.

Signature	Title

/s/ RICHARD A. GONZALEZ Richard A. Gonzalez	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM J. CHASE William J. Chase	Executive Vice President, Chief Financial Officer (Principal Executive Officer)
/s/ THOMAS A. HURWICH Thomas A. Hurwich	Vice President, Controller (Principal Accounting Officer)
/s/ ROBERT J. ALPERN, M.D. Robert J. Alpern, M.D.	Director

Signature	Title

/s/ ROXANNE S. AUSTIN Roxanne S. Austin	Director
/s/ WILLIAM H.L. BURNSIDE William H.L. Burnside	Director
/s/ EDWARD M. LIDDY Edward M. Liddy	Director
/s/ EDWARD J. RAPP Edward J. Rapp	Director
/s/ ROY S. ROBERTS Roy S. Roberts	Director
/s/ GLENN F. TILTON Glenn F. Tilton	Director
/s/ FREDERICK H. WADDELL Frederick H. Waddell	Director

EXHIBIT INDEX

Exhibit Number		Description
2.1		Separation and Distribution Agreement dated as of November 28, 2012 by and between Abbott Laboratories and AbbVie Inc. (incorporated by reference to Exhibit 2.1 of Amendment No. 6 to AbbVie Inc.'s Registration Statement on Form 10 filed on November 30, 2012).

4.1		Amended and Restated Certificate of Incorporation of AbbVie Inc. (incorporated by reference to Exhibit 3.1 of AbbVie Inc.'s Current Report on Form 8-K filed on January 2, 2013).

4.2		Amended and Restated By-Laws of AbbVie Inc. (incorporated by reference to Exhibit 3.2 of AbbVie Inc.'s Current Report on Form 8-K filed on January 2, 2013).

4.3		AbbVie 2013 Incentive Stock Program (incorporated by reference to Exhibit A to the AbbVie Inc. Definitive Proxy Statement on Schedule 14A dated March 15, 2013).

5.1	*	Opinion of Mayer Brown LLP.

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Deloitte & Touche LLP.

23.3	*	Consent of PricewaterhouseCoopers LLP.

23.4	*	Consent of Mayer Brown LLP (contained in Exhibit 5.1).

24.1	*	Power of Attorney (included on signature page of this registration statement).

99.1		Employee Matters Agreement dated as of December 31, 2012 by and between Abbott Laboratories and AbbVie Inc. (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K filed on January 2, 2013).

*
Filed herewith.